CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use, in the Form S-8/A for Boundaries Capital, Inc., of our report dated July 3, 2003 relating to the April 30, 2003 financial statements of Boundaries Capital, Inc., which appears in such Form.





/s/ Amisano Hanson
-----------------------------------
Amisano Hanson, CPA's

Vancouver, BC, Canada
August 29, 2003